Exhibit 21

Subsidiary	Jurisdiction of Incorporation

AB Car Rental Services Inc.	Delaware
AB Funding Pty Ltd.	Australia
ABG Car Services Holdings LLC	Delaware
Advance Ross Corporation	Delaware
Advance Ross Intermediate Corporation	Delaware
Advance Ross Sub Company	Delaware
AESOP Leasing Corp.	Delaware
AESOP Leasing LP	Delaware
ARAC Management Services Inc.	Delaware
ARACS LLC	Delaware
Arbitra S.A.	Argentina
Auto Accident Consultants Pty. Limited	Australia
Avis Asia and Pacific Limited	Delaware
Avis Budget Car Rental LLC	Delaware
Avis Budget Car Rental Canada ULC	Nova Scotia
Avis Budget Contact Centers Inc.	Canada
Avis Budget de Puerto Rico, Inc.	Puerto Rico
Avis Budget Finance Inc.	Delaware
Avis Budget Group Pty Limited	Australia
Avis Budget Holdings LLC	Delaware
Avis Budget Rental Car Funding (AESOP) LLC	Delaware
Avis Budget Group Limited	New Zealand
Avis Car Rental Group LLC	Delaware
Avis Caribbean, Limited	Delaware
Avis Enterprises Inc.	Delaware
Avis Group Holdings LLC	Delaware
Avis International Ltd.	Delaware
Avis Leasing Corporation	Delaware
Avis Lube Inc.	Delaware
Avis Management Pty. Limited	Australia
Avis Management Services, Ltd.	Delaware
Avis Operations LLC	Delaware
Avis Rent A Car de Puerto Rico Inc.	Puerto Rico
Avis Rent A Car Limited	New Zealand
Avis Rent A Car Sdn. Bhd.	Malaysia
Avis Rent A Car Sdn. Bhd.	Singapore
Avis Rent A Car System LLC	Delaware
Avis Service Inc.	Delaware
Aviscar Inc.	Canada
Baker Car and Truck Rental Inc.	Arkansas
BGI Leasing Inc.	Delaware
Budget Funding Corporation	Delaware
Budget Locacao de Veiculos Ltda.	Brazil
Budget Rent A Car Australia Pty. Ltd.	Australia
Budget Rent A Car Limited	New Zealand
Budget Rent a Car Operations Pty. Ltd.	Australia
Budget Rent A Car System Inc.	Delaware
Budget Truck Rental LLC	Delaware
Budgetcar Inc.	Canada

Subsidiary	Jurisdiction of Incorporation

Budget Rent A Car De Puerto Rico, Inc.	Puerto Rico
Camfox Pty. Ltd.	Australia
CCRG Servicos De Automoveis Ltda	Brazil
CD Intellectual Property Holdings, LLC	Delaware
Cendant Finance Holding Company LLC	Delaware
Centre Point Funding, LLC	Delaware
Chaconne Pty. Limited	Australia
Constellation Reinsurance Company Limited	Barbados
HFS Truck Funding Corporation	Delaware
Motorent Inc.	Tennessee
Pathfinder Insurance Company	Colorado
PF Claims Management Ltd.	Delaware
PR Holdco, Inc.	Delaware
PV Holding Corp.	Delaware
Quartx Fleet Management Inc.	Delaware
Rent-A-Car Company, Incorporated	Virginia
Runabout, LLC	Delaware
Servicios Avis S.A.	Mexico
Show Group Enterprises Pty Limited	Australia
Team Fleet Financing Corporation	Delaware
Virgin Islands Enterprises Inc.	Virgin Islands
W.T.H. Fleet Leasing Pty. Limited	Australia
W.T.H. PTY. Limited	Australia
We Try Harder Pty. Limited	Australia
Wizard Co. Inc.	Delaware
Wizard Services Inc.	Delaware
WTH Canada Inc.	Canada
WTH Funding Limited Partnership	Canada
Yourway Rent A Car Limited	New Zealand
Yourway Rent A Car Pty Limited	Australia